Exhibit 99.1

NEWS RELEASE
	Contacts:	Brian Feldott Director, Investor Relations Newpark Resources, Inc. bfeldott@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK ANNOUNCES PRICING OF
CONVERTIBLE NOTES OFFERING

THE WOODLANDS, TX - November 30, 2016 - Newpark Resources, Inc. (NYSE: NR) announced the pricing of its offering of $87.5 million aggregate principal amount of 4.00% convertible senior notes due 2021 (“Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Newpark expects closing of this offering to occur on December 5, 2016, subject to customary closing conditions. Newpark has also granted the initial purchasers an option to purchase up to $12.5 million principal amount of additional Notes, exercisable within 30 days, which if exercised, would increase the total Notes offering to $100.0 million.
The Notes are expected to pay interest semiannually and to be convertible as of June 1, 2021, and prior to that date, only upon specified circumstances. The initial conversion rate of 107.1381 shares per $1,000 principal amount of Notes corresponds to a conversion price of approximately $9.33 per share. Upon conversion, the Notes may be settled, at Newpark’s election, in shares of Newpark’s common stock, cash or a combination of cash and shares. Newpark may not redeem the Notes at its election prior to their maturity date. Newpark intends to use the net proceeds from the offering to retire existing indebtedness and for general corporate purposes.
This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the Notes and the common stock issuable on conversion of the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable states securities laws.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections and involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this news release, including statements regarding Newpark's strategy future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, Newpark’s customer concentration and reliance on the U.S. exploration and production market, the cost and continued availability of borrowed funds including risk of noncompliance with debt covenants, risks related to Newpark’s international operations, operating hazards present in the oil and natural gas industry, Newpark’s ability to execute its business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, Newpark’s market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of Newpark’s insurance coverage, potential impairments of long-lived intangible assets, technological developments in Newpark’s industry, cybersecurity breaches or business system disruptions, risks related to severe weather, particularly in the U.S. Gulf Coast and risks related to fluctuations in the market value of Newpark’s common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through its website.

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